UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2011

ONYX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-28298	94-3154463
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

249 East Grand Avenue

South San Francisco, California 94080

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 266-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

On October 27, 2011, Bayer HealthCare Pharmaceuticals Corporation, or Bayer, in its “Q3 2011 Analyst and Investor Briefing,” announced net sales of Nexavar for the quarter ending September 30, 2011 of €177 million. Quarterly, Nexavar sales are translated into U.S. dollars based on an average exchange rate over the period. The approximate average exchange rate for the quarter ending September 30, 2011 was $1.41 for €1. Under the Collaboration Agreement between Bayer and Onyx, Bayer and Onyx share profits from global Nexavar sales, except in Japan where Onyx receives a single digit royalty on Nexavar net sales.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX PHARMACEUTICALS, INC.

Dated: October 27, 2011

By:	/s/ Matthew K. Fust
Matthew K. Fust
Executive Vice President and Chief Financial Officer